UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2015

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2015 Nordson Corporation (the "Company"), entered into a credit agreement (the "Credit Agreement") for a $600 million unsecured multicurrency credit facility with the following "Banks" (as defined in the Credit Agreement): KeyBank National Association (as Joint Lead Arranger, Joint Bookrunner and Administrative Agent), J.P. Morgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, LTD., PNC Bank, National Association, Citizens Bank, National Association, and Bank of America, National Association (as Joint Lead Arrangers and Joint Bookrunners), Wells Fargo Bank, National Association (as Senior Managing Agent), and The Northern Trust Company, HSBC Bank USA, N.A., The Huntington National Bank, Commerzbank AG, Branch Banking and Trust Company, Fifth Third Bank, and U.S. Bank National Association.

The Credit Agreement:

• has a five-year term and includes a $50 million sub-facility for swing-line loans;

• may be increased from $600 million to $850 million under certain conditions;

• provides that the applicable margin for Eurodollar Loans will range from .67% to 1.45% based on the Company’s leverage ratio calculated on a consolidated net debt basis;

• contains a number of covenants that the Company believes are usual and customary for senior unsecured credit agreements, including compliance with various financial ratios and tests, and certain covenants that restrict, among other things, the Company and its subsidiaries’ ability to incur debt; incur liens; merge or consolidate with other companies and make certain acquisitions;

• contains customary events of default (subject to grace periods, as appropriate) including among others: nonpayment of principal, interest or fees; breach of the representations or warranties in any material respect; breach of the financial, affirmative or negative covenants; payment default on, or accelerations of, other material indebtedness; bankruptcy or insolvency; material judgments entered against the Company or any of its subsidiaries; certain specified events under the Employee Retirement Income Security Act of 1974, as amended; certain changes in control of the Company; and the invalidity or unenforceability of the Credit Agreement or other documents associated with the Credit Agreement; and

• replaces our existing revolving loan agreement (the "Prior Credit Agreement") that was scheduled to expire in December 2016.

The Company had balances outstanding under the Prior Credit Agreement that have been transferred to the new Credit Agreement. The Company was in compliance with the financial covenants and other restrictions of the Prior Credit Agreement.

Borrowings under the Credit Agreement bear interest, at either an alternate base rate or an adjusted LIBOR rate plus, in each case, an applicable margin. Such applicable margin is based on the Company’s Leverage Ratio. Interest is payable (a) in the case of base rate loans, quarterly, and (b) in the case of LIBOR rate loans, on the maturity date of the borrowing, or quarterly from the effective date for borrowings exceeding three months.
Proceeds of the Credit Agreement are available for use by the Company for working capital, acquisitions and other general corporate purposes, including refinancing existing debt of the Company and its subsidiaries.

This description of the Credit Agreement is a summary only and is qualified in its entirety by the terms of the Credit Agreement. A copy of the Credit Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 pertaining to the Credit Agreement are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d.) Exhibits

4.1 Credit Agreement dated February 20, 2015

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

February 26, 2015	By:	Gregory A. Thaxton

Name: Gregory A. Thaxton
Title: Senior Vice President, Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	Credit Agreement dated February 20, 2015